Exhibit 99.1

UMB Financial Corporation Announces Pricing of an Underwritten Offering of

12,000,000 Depositary Shares Representing Interests in Its Series B Preferred Stock

May 29, 2025

KANSAS CITY, Mo.—(BUSINESS WIRE)— UMB Financial Corporation (NASDAQ:UMBF) (“UMB”) announced today that it priced an underwritten public offering of 12,000,000 depositary shares (the “depositary shares”), each representing a 1/400th ownership interest in a share of its 7.750% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share (the “Series B Preferred Stock”), with a liquidation preference of $10,000 per share of Series B Preferred Stock (equivalent to $25 per depositary share).

The offering is expected to close on June 12, 2025, subject to the satisfaction of customary conditions. UMB has applied to list the depositary shares on The Nasdaq Global Select Market under the symbol “UMBFO.”

RBC Capital Markets, LLC and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering and Piper Sandler & Co. and Wells Fargo Securities, LLC are acting as co-managers for the offering.

UMB estimates that the net proceeds of this offering, after deducting the underwriting discounts and estimated offering expenses payable by UMB, will be approximately $294,529,000. It expects to use the net proceeds from the sale of the depositary shares for general corporate purposes, which may include the redemption of all outstanding shares of its 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A and the repurchase, redemption, or retirement of a portion of its 3.70% Fixed-to-Fixed Rate Subordinated Notes due 2030.

The offering is being made pursuant to an effective registration statement (including a prospectus) on Form S-3 previously filed with the Securities and Exchange Commission (“SEC”) and a prospectus supplement. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained from RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, NY 10281, Attn: Debt Capital Markets, toll-free: 1-866-375-6829, email: rbcnyfixedincomeprospectus@rbccm.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, Attn: FSG-DCM, toll-free: 1-866-805-4128, email: fsg-dcm@psc.com and Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, toll-free: 1-800-645-3751, email: wfscustomerservice@wellsfargo.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of a prospectus supplement and accompanying base prospectus relating to this offering.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending, investment and retirement plan services; personal banking, which includes comprehensive deposit, lending, wealth management and financial planning services; and institutional banking, which includes asset servicing, corporate trust solutions, investment banking and healthcare services. UMB operates branches throughout Missouri, Arizona, California, Colorado, Iowa, Kansas, Illinois, Minnesota, Nebraska, New Mexico, Oklahoma, Texas, and Wisconsin. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in the preliminary prospectus supplement for the offering to which this press release relates, including the documents incorporated by reference therein. In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve, and impacts related to or resulting from instability in the Middle East and Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

Media Contact: Cynthia Simpson: 816.860.5637

Investor Relations Contact: Kay Gregory: 816.860.7106

Source: UMB Financial Corporation

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